Exhibit 31.1

CERTIFICATION
Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934
As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Father Gregory Ofiesh, certify that:

1.	I have reviewed this Quarterly Report on Form 10-QSB ("Report"), for the period ended July 31, 2007, of Franklin Lake Resources Inc.;

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading with respect to the period covered by this Report;

3.
Based on my knowledge, the financial statements and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations, and cash flows of registrant as of, and for, the periods presented in this Report;

4.
Registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a.
designed such disclosure controls and procedures to ensure that material information relating to registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepare;

b.	evaluated the effectiveness of registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report ("Evaluation Date"); and

c.	presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
Registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to registrant's auditors and the audit committed of registrant's board of directors (or persons performing equivalent functions):

a.
all significant deficiencies in the design or operation of internal controls which could adversely affect registrant's ability to record, process, summarize, and report financial data and have identified for registrant's auditors any material weaknesses in internal controls; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in registrant's internal controls; and

6.
Registrant's other certifying officers and I have indicated in this Report whether there were significant changes in internal controls or other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: September 12, 2007

/s/ Father Gregory Ofiesh	/s/ Father Gregory Ofiesh
Father Gregory Ofiesh	Father Gregory Ofiesh
President and Chief Executive Officer	Acting Chief Financial Officer